================================================================================

                                AMERUS GROUP CO.
                              (an Iowa corporation)

                               5,000,000 PRIDES(SM)
               (Initially consisting of 5,000,000 Income PRIDES(SM))

                               PURCHASE AGREEMENT

May 21, 2003

"PRIDES" and "Income PRIDES" are service marks of Merrill Lynch & Co., Inc.

================================================================================

                                AMERUS GROUP CO.
                              (an Iowa corporation)

                               5,000,000 PRIDES(SM)
               (Initially consisting of 5,000,000 Income PRIDES(SM))

                               PURCHASE AGREEMENT

                                                                    May 21, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

Goldman, Sachs & Co.
as Representatives of the several Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         AMERUS GROUP CO., an Iowa corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Goldman, Sachs & Co. are acting as Representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of PRIDES(SM) set forth on said Schedule A (the "Initial Securities"). Each PRIDES initially will consist of a unit (referred to as "Income PRIDES") with a stated amount of $25 (the "Stated Amount") comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will agree to purchase from the Company on August 16, 2006 (the "Purchase Contract Settlement Date"), a number of shares of common stock, no par value, of the Company (the "Common Stock") equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (ii) the Company will pay to the holder contract adjustment payments of 0.75% of the Stated Amount, and (b) a Senior Note of the Company (the "Notes"), having a stated principal amount of $25. The Company also proposes to grant to the Underwriters an option to purchase up to 750,000 additional PRIDES (the "Option Securities" and together with the Initial Securities, the "Securities"), as described below in Section 2, to cover over-allotments.

         In accordance with the terms of the Purchase Contract Agreement, to be dated as of Closing Time (as defined below) (the "Purchase Contract Agreement"), between the Company and Wachovia Bank, National Association, as purchase contract agent (the "Purchase Contract

Agent"), the Notes constituting a part of the Securities will be pledged by the Purchase Contract Agent, on behalf of the holders of the Income PRIDES, to BNY Midwest Trust Company, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of Closing Time (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter called the "Shares." The rights and obligations of a holder of Securities in respect of the Notes, subject to the pledge thereof, and Purchase Contracts will be evidenced by Security Certificates (the "Security Certificates") to be issued pursuant to the Purchase Contract Agreement.

         The Notes will be issued pursuant to an indenture, dated as of June 16, 1998, between the Company and Wachovia Bank, National Association, as trustee (the "Trustee"), as supplemented by an officer's certificate to be dated as of the Closing Time (the indenture as so supplemented, the "Indenture").

         Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of Closing Time between the Company, the Purchase Contract Agent and Merrill Lynch, certain Notes may be remarketed, subject to certain terms and conditions set forth in the Remarketing Agreement.

         As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Senior Notes and the Indenture.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (hereinafter called the "Commission") a registration statement on Form S-3 (File No. 333-50249) for the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (ii) to that part of the Registration Statement that constitutes the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustees.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as noted in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business conditions or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for the regular annual dividend on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Iowa and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under each Operative Document; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (viii) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof in the Prospectus; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as disclosed in the Prospectus) all of the issued shares of capital stock of each Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; none of the outstanding shares of capital stock of the Company or any Subsidiary was issued in violation of the Preemptive or similar rights of any securityholder of the Company or such Subsidiary, as the case may be.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization of the PRIDES. The PRIDES (which include the Income PRIDES) have been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will conform in all material respects to the description thereof in the Prospectus. The Company has applied to list the Income PRIDES on the New York Stock Exchange; and the issuance of the Income PRIDES will not be subject to preemptive or other similar rights.

                  (xi) Authorization of the Shares. The Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement have been duly authorized for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not and will not be subject to preemptive or other similar rights.

                  (xii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when the officer's certificate pursuant to the Indenture is duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture will conform in all material respects to the description thereof contained in the Prospectus.

                  (xiii) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Notes will conform in all material respects to the description thereof contained in the Prospectus.

                  (xiv) Authorization of the Pledge Agreement. The Pledge Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Pledge Agreement by the other parties thereto, the Pledge Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Pledge Agreement will conform in all material respects to the description thereof contained in the Prospectus.

                  (xv) Authorization of the Purchase Contract Agreement. The Purchase Contract Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Purchase Contract Agreement by the other parties thereto, the Purchase Contract Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Purchase Contract Agreement will conform in all material respects to the description thereof contained in the Prospectus.

                  (xvi) Authorization of the Remarketing Agreement. The Remarketing Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Remarketing Agreement by the other parties thereto, the Remarketing Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Remarketing Agreement will conform in all material respects to the description thereof contained in the Prospectus.

                  (xvii) Security Interest. The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the "UCC") in all "security entitlements" (as defined in Section 8-102(a)(17) of the UCC and the Federal Book-Entry Regulations) now or hereafter carried in to the Notes, the Treasury Securities or the Applicable Ownership Interest in the applicable Treasury Portfolio (the "Pledged Securities Entitlements"); and the provisions of the Pledge Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Company in the Pledged Security Entitlements.

                  (xviii) Description of Securities. The statements set forth in the Prospectus as amended or supplemented under the captions "Description of the PRIDES", "Description of the Purchase Contracts", "Other Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Specific Terms of the Senior Notes," "Material Federal Income Tax Consequences" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities or the Operative Documents, are accurate, complete and fair in all material respects.

                  (xix) State Insurance Licenses. Each Material Regulated Insurance Company possesses all state insurance licenses required to be held by such Material Regulated Insurance Company in each jurisdiction in which it does business where the failure to be so licensed would have a Material Adverse Effect. "Material Regulated Insurance Company" means each subsidiary of the company that (i) is authorized or admitted to carry on or transact insurance business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority and (ii) has a statutory surplus equal to or greater than $15 million. "Applicable Insurance Regulatory Authority" means, with respect to any Material Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (X) each state in which such Material Regulated Insurance Company is domiciled or (Y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state in which such Material Regulated Insurance Company is licensed.

                  (xx) Possession of Permits and Licenses. The Company and its Subsidiaries (i) possess adequate certificates, authorities or permits issued by appropriate government agencies or bodies necessary to conduct the business now operated by them and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, in the case of (i) or
         (ii) above, if determined adversely to the Company or any of its subsidiaries, would result, individually or in the aggregate, in a Material Adverse Effect; each of the Material Regulated Insurance Companies is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information ("Notices") required to be filed thereunder, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Registration Statement and the Prospectus, no Material Regulated Insurance Company has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such insurance regulatory authority is needed to be obtained by any of the Material Regulated Insurance Companies and the failure to obtain such Approvals would have a Material Adverse Effect.

                  (xxi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the other Operative Documents, the entry by the Company into the Purchase Contracts underlying the Income PRIDES, the issuance of the Shares and the sale of the Shares pursuant to the Purchase Contracts, and the consummation of the transactions contemplated herein, in the other Operative Documents and in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the other Operative Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any court, insurance regulatory authority or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xxii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal customers or contractors, which, in either case, would result in a Material Adverse Effect.

                  (xxiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or any insurance regulatory authority or other governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Operative Documents or the performance by the Company of its obligations thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (xxiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xxv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xxvi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xxvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, insurance regulatory authority or other governmental authority or agency is necessary or required for the due execution, delivery and performance by the Company of its obligations hereunder and under the other Operative Documents, in connection with the offering, issuance or sale of the Securities hereunder or under any other Operative Document, or the consummation of the transactions contemplated by this Agreement or any other Operative Document, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

                  (xxviii) Title to Property. (a) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and Prospectus; and
         (b) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material or do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; except, in the case of (a) and (b), where failure to hold such title or lease would not result, individually or in the aggregate, in a Material Adverse Effect.

                  (xxix) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.        Sale and Delivery to the Underwriter; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Security set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 PRIDES, consisting solely of Income Prides, at the price per share set forth in Schedule B. The option hereby granted will expire 13 days after the date the PRIDES are initially issued and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities.

         (c) Pledge. The Notes will be pledged with the Collateral Agent to secure the obligations of the holders to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent of the Notes at the Closing Time and appropriate Date of Delivery, if any, in accordance with the Pledge Agreement.

         (d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of global certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (e) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. During the period when the Prospectus is required to be delivered under the 1933 Act, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to (A) duly register the Income PRIDES under the 1934 Act and (B) effect and maintain the listing of the Income PRIDES on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of ninety (90) days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any PRIDES, Purchase Contracts, Common Stock or any similar securities or any security convertible into or exercisable or exchangeable for PRIDES, Purchase Contracts, Common Stock or similar securities or file any Registration Statement under the 1933 Act with respect to any of the foregoing; or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of PRIDES, Purchase Contracts, Common Stock or similar securities or any security convertible into or exercisable or exchangeable for PRIDES, Purchase Contracts, Common Stock or similar securities, whether any such swap or transaction described in clause (i) or (ii) is to be settled by delivery of PRIDES, Purchase Contracts, Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or
         (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                 (l) Reserved Shares. The Company has reserved and will keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue Shares upon settlement of the Purchase Contracts.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under each of the Operative Documents, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the other Operative Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, or agents (including transfer agents and registrars), as well as the fees and disbursements of the Purchase Contract Agent, the Collateral Agent, any depositary and their respective counsel, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky

Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Income PRIDES and the Shares on the New York Stock Exchange.

         (a) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (c) General Counsel Opinion. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Joseph K. Haggerty,

         Esq., Senior Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (d) Opinion of Counsel for Purchase Contract Agent. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of counsel to the Purchase Contract Agent, which counsel shall be reasonably acceptable to the Representatives, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (e) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (f) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

                  (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (i) Maintenance of Rating. At Closing Time, the Securities shall be rated at least Baa3 by Moody's Investor's Service Inc. ("Moody's") and BBB+ by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities or the Company's financial strength or claims paying ability by Moody's, S&P or Fitch, Inc., and none of Moody's, S&P or Fitch, Inc. shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities or the Company's financial strength or claims paying ability.

                  (j) Approval of Listing. The Income PRIDES shall have been (A) duly registered under the 1934 Act and (B) approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

                  (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) General Counsel Opinion. The favorable opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Opinion of Counsel for Purchase Contract Agent. The favorable opinion of counsel for the Purchase Contract Agent, which counsel shall be reasonably acceptable to the Representatives, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(d) hereof.

                  (v) Opinion of Counsel for Underwriters. The favorable opinion of Mayer, Brown, Rowe & Maw, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(e) hereof.

                  (vi) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (vii) No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by Moody's, S&P or Fitch, Inc., and none of Moody's, S&P or Fitch, Inc. shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

         (b) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (c) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing

Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) as to any preliminary prospectus, the Prospectus or any amendment or supplement thereto, this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, liability, claim, damage or expense arising from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to such Underwriter in the quantities requested and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus, Prospectus (excluding documents incorporated by reference) or amendment or supplement thereto, which the Company has sustained the burden of proving was corrected in the Prospectus (excluding documents incorporated by reference) as then amended or supplemented.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7.        Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and
(ii) delivery of and payment for the Securities.

         SECTION 9.        Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration

Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, Representatives or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of William Egan; and notices to the Company shall be directed to it at 699 Walnut Street, Des Moines, Iowa 50309, attention of Melinda Urion, Chief Financial Officer, with a copy to Joseph K. Haggerty, Senior Vice President and General Counsel.

         SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        AMERUS GROUP CO.

                                        By: /s/ Thomas C. Godlasky
                                            -------------------------------
                                            Name: Thomas C. Godlasky
                                            Title: Executive Vice President and
                                                   Chief Investment Officer




CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
GOLDMAN, SACHS & CO.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By: /s/ William Egan
    ------------------------------
        Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                Name of Underwriter                           Number of Initial Securities
                -------------------                           ----------------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..............................                 4,250,000
Goldman, Sachs & Co...................................                   750,000
                                                                       ---------
Total.................................................                 5,000,000

                                   SCHEDULE B

                                AmerUs Group Co.
                              (an Iowa Corporation)

                5,000,000 PRIDES (Stated Amount of $25 per PRIDE)

                                  consisting of

                             5,000,000 Income PRIDES

         1. The initial public offering price per Security, determined as provided in said Section 2, shall be $25 per Security.

         2. The price per Security to be paid by the several Underwriters shall be $24.25 per Security.

                                   SCHEDULE C

                              List of subsidiaries

                  Name                                               Jurisdiction
                  ----                                               ------------
AmerUs Life Insurance Company                                          Iowa
AmerUs Annuity Group Co.                                               Kansas
American Investors Life Insurance Company, Inc.                        Kansas
AmerUs Capital Management Group, Inc.                                  Iowa
ILICO Holdings, Inc.                                                   Indiana
IL Annuity and Insurance Company                                       Kansas
Indianapolis Life Insurance Company                                    Indiana
Bankers Life Insurance Company of New York                             New York
American Investors Sales Group                                         Kansas
Creative Marketing International Corporation                           Kansas
Senior Benefit Services of Kansas                                      Kansas
Financial Benefit Life Insurance Company                               Kansas
Family First Insurance Services                                        California
AmerUs Home Equity, Inc.                                               Iowa

                                   SCHEDULE D

                          List of persons and entities
                               subject to lock-up

                                 John R. Albers
                                David A. Arledge
                                 Roger K. Brooks
                             Alecia A. De Coudreaux
                                Thomas F. Gaffney
                               John W. Norris, Jr.
                              Andrew J. Paine, Jr.
                                 Jack C. Pester
                                  John A. Wing
                                F.A. Wittern, Jr.
                                 Victor N. Daley
                               Thomas C. Godlasky
                                  Mark V. Heitz
                                 Gary R. McPhail
                                Melinda S. Urion
                                 Brian J. Clark

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                 Opinion of Skadden, Arps, Slate, Meagher & Flom

1. The Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2. The Purchase Contract Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3. The Pledge Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4. The Remarketing Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5. The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (ii) violate or conflict with, or result in any contravention of, any Applicable Law. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby.

7. When issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms.

8. When issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, the Notes will constitute the valid and binding obligation of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

9. The form of certificate used to evidence the Shares complies in all material respects with the applicable requirements of the New York Stock Exchange.

10. The statements in the Base Prospectus under the caption "Description of Debt Securities" and "Description of Capital Stock," to the extent it describes the Common Stock, and in the Prospectus Supplement under the captions "Description of PRIDES," "Description of Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Specific Terms of the Senior Notes" other than "Book-Entry System," insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

11. The Company is not and upon application of the proceeds as described under the caption "Use of Proceeds" in the Prospectus and after giving effect to the issuance of the Notes will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

12. The statements set forth in the Prospectus Supplement under the caption "Material Federal Income Tax Consequences" insofar as they purport to constitute summaries of the provisions of the laws referred to therein, fairly summarize the matters stated therein in all material respects.

13. The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Company to secure the obligations of the holders under the Purchase Contract Agreement, a valid security interest in the Purchase Contract Agent's rights in all the Security Entitlements.

14. The provisions of the Pledge Agreement are effective to perfect the security interest of the Collateral Agent for the benefit of the Company in the Security Entitlements.

15. The Indenture has been qualified under the Trust Indenture Act and the Registration Statement was declared effective under the Securities Act, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Contained in separate Bankruptcy Opinion (in the form usually provided to Merrill)

16. Subject to the facts, discussion and qualifications set forth in this opinion, we are of the opinion that in a properly presented and argued case, as a legal matter and based upon existing case law, upon the occurrence of a Termination Event, section 365(e)(1) of the Code would not substantively impair, limit, or restrict the provisions of the Purchase Contract Agreement or the Pledge Agreement that require (i) termination of the Purchase Contracts and (ii) release of the security interest of the Collateral Agent in and to the Pledged Securities and the transfer of the Pledged Securities to the Purchase Contract Agent (for the benefit of the Holders). Certain procedural restrictions requiring relief from the automatic stay under section 362 of the Code, however, may temporarily delay the timing of the exercise of such termination, release and transfer.

Contained in separate Negative Assurances Opinion

         We confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, (i) the Registration Statement, at the time it became effective and as of the date of the Company's 2002 Annual Report on Form 10-K (the "Form 10-K") and as of May 21, 2003, and the Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the General Rules and Regulations under the Securities Act (except that in each case we do not express any view as to the financial statements and schedules and other financial data and financial projections included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Statement of Eligibility on Form T-1 (the "Form T-1")) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective and as of the date of the filing of the Form 10-K and as of May 21, 2003, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements and schedules and other financial data and financial projections included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1).

                                                                       Exhibit B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

           Opinion of Joseph Haggerty, General Counsel of the Company

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Iowa.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement and the other Operative Documents.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized, are fully paid and non-assessable and conforming in all material respects to the description of the capital stock in the Prospectus. Other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act to include any securities in the securities registered pursuant to a registration statement filed by the Company under the 1933 Act, including the Registration Statement.

(v) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity that materially interferes with the Company's ownership and control of such Subsidiary. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(vi) Each Material Regulated Insurance Company possesses all state insurance licenses required to be held by such Material regulated Insurance Company in each jurisdiction in which it does business where the failure to be so licensed would have a Material Adverse Effect. "Material Regulated Insurance Company" means each subsidiary of the company that (a) is authorized or admitted to carry on or transact insurance business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority and (b) has a statutory surplus equal to or greater than $15 million. "Applicable Insurance Regulatory Authority" means, with respect to any Material Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (x) each state in which such Material Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state in which such Material Regulated Insurance Company is licensed.

(vii) The Shares to be issued and sold by the Company pursuant to the settlement of the Purchase Contracts have been duly authorized and reserved for issuance by the Company and, when issued by the Company in accordance with the provisions of the Purchase Contract Agreement and the Purchase Contracts, will be validly issued, fully paid and non-assessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to the Company's articles of incorporation or by law;

(viii) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(ix) The Purchase Agreement and the other Operative Documents have been duly authorized, executed and delivered by the Company.

(x) To the best of my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or its Subsidiaries or of which any property of the Company or any of its Subsidiaries is subject that are reasonably likely to have a Material Adverse Effect.

(xi) Neither the Company nor any Subsidiary is in violation of its articles of association or by-laws.

(xii) The execution, delivery and performance of the Purchase Agreement and the other Operative Documents and the consummation of the transactions contemplated in the Purchase Agreement and the other Operative Documents (including the offering, issuance, sale or delivery of the Securities, the Senior Notes and the Shares (upon settlement of the Purchase Contracts)) and compliance by the Company with its obligations under the Purchase Agreement and the other Operative Documents do not and will not, result in any violation of
(i) the provisions of the articles of association or by-laws of the Company or any Subsidiary; (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, other than, in the case of clause (ii) such violations that, individually or in the aggregate, would not have a Material Adverse Effect.

In addition, such counsel shall state that:

"No fact has come to my attention that has caused me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time the Prospectus were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading."

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

                                                                       Exhibit C

                          FORM OF OPINION OF COUNSEL TO
                             PURCHASE CONTRACT AGENT
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

               Opinion of [Purchase Contract Agreement's counsel]

                  (i) _________________ is duly incorporated and is validly existing as a national banking association with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement;

                  (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary action on the part of the Purchase Contract Agent. The Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their respective terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

                  (iii) The execution, delivery and performance of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent; and

                  (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any New York state or federal court or other New York state or federal governmental authority or agency is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement and the other Operative Documents and the consummation of the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement and compliance by the Company and its obligations under such agreements.

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(K)

                                                                       Exhibit D

                                  May __, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Goldman, Sachs & Co.
as Representatives of the several
Underwriters to be named in the
within-mentioned Purchase Agreement
c/o MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
4 World Financial Center
New York, New York 10080

         Re:      Proposed Public Offering by AmerUs Group Co.

Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of AmerUs Group Co., an Iowa corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman Sachs & Co. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of 5,000,000 PRIDES (initially consisting of 5,000,000 Income PRIDES)(the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Securities, Purchase Contracts or shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lockup Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lockup Securities or any securities convertible into or exchangeable for any Lockup Security, whether any such swap or transaction is to be settled by delivery of any Common Stock or other securities, in cash or otherwise.

                                                     Very truly yours,

                                                     Signature:
                                                     Print Name:

                                      D-2